Exhibit 99.1

EXHIBIT 99.1
NATIONAL HEALTH INVESTORS, INC.
INDEX TO FINANCIAL STATEMENT SCHEDULES

Report of Independent Registered Public Accounting Firm

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
National Health Investors, Inc.
Murfreesboro, Tennessee

The audits referred to in our report dated February 16, 2017 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audit of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee
February 16, 2017

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2016
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2015
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2014
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down. In 2015, we received $491,000 as a secured creditor in the final settlement of a bankruptcy proceeding and recorded a recovery of a previous write-down.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Skilled Nursing Facilities
Anniston, AL	$—	$70	$4,477	$—	$70	$4,477	$4,547	$3,339	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	3,569	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	2,795	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	2,095	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	1,391	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	9,930	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	6,933	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	523	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	6,878	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	7,193	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	1,956	2/1/2010
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	2,003	10/17/1991
Greenfield, MA	—	370	4,341	—	370	4,341	4,711	381	8/30/2013
Holyoke, MA	—	110	944	—	110	944	1,054	87	8/30/2013
Quincy, MA	—	450	710	—	450	710	1,160	61	8/30/2013
Taunton, MA	—	900	5,906	—	900	5,906	6,806	524	8/30/2013
Desloge, MO	—	178	3,804	—	178	3,804	3,982	3,226	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,697	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	4,190	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	5,326	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	4,023	10/17/1991
Manchester, NH (2 facilities)	—	790	20,077	—	790	20,077	20,867	1,733	8/30/2013
Epsom, NH	—	630	2,191	—	630	2,191	2,821	201	8/30/2013
Albany, OR	—	190	10,415	—	190	10,415	10,605	874	3/31/2014
Creswell, OR	—	470	8,946	—	470	8,946	9,416	736	3/31/2014
Forest Grove, OR	—	540	11,848	—	540	11,848	12,388	957	3/31/2014
Anderson, SC	—	308	4,643	—	308	4,643	4,951	4,198	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	3,054	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,832	10/17/1991
Orangeburg, SC	—	300	3,714	—	300	3,714	4,014	832	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,329	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	2,151	10/17/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Dickson, TN	—	90	3,541	—	90	3,541	3,631	2,922	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177	1,017	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200	2,863	10/17/1991
Johnson City, TN	—	85	1,918	—	85	1,918	2,003	1,862	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040	957	10/17/1991
McMinnville, TN	—	73	3,618	—	73	3,618	3,691	2,944	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867	1,623	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974	3,254	10/17/1991
Lawrenceburg, TN	—	98	2,900	—	98	2,900	2,998	2,221	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714	2,854	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851	3,122	10/18/1991
Somerville, TN	—	26	677	—	26	677	703	669	10/19/1991
Sparta, TN	—	80	1,602	—	80	1,602	1,682	1,396	10/20/1991
Austin, TX	—	606	9,895	—	606	9,895	10,501	218	4/1/2016
Canton, TX	—	420	12,330	—	420	12,330	12,750	1,501	4/18/2013
Corinth, TX	—	1,075	13,935	—	1,075	13,935	15,010	1,823	4/18/2013
Ennis, TX	—	986	9,025	—	986	9,025	10,011	1,655	10/31/2011
Euless, TX	—	1,241	12,629	—	1,241	12,629	13,870	303	4/1/2016
Gladewater, TX	—	70	17,840	—	70	17,840	17,910	374	4/1/2016
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748	2,301	10/31/2011
Houston, TX (3 facilities)	—	2,808	42,511	—	2,808	42,511	45,319	7,923	Various
Katy, TX	—	610	13,893	—	610	13,893	14,503	310	4/1/2016
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375	1,977	6/11/2012
Marble Falls, TX	—	480	14,989	—	480	14,989	15,469	326	4/1/2016
McAllen, TX	—	1,175	8,259	—	1,175	8,259	9,434	202	4/1/2016
San Antonio, TX (3 facilities)	—	2,370	40,504	—	2,370	40,504	42,874	3,624	Various
Bristol, VA	—	176	2,511	—	176	2,511	2,687	2,112	10/17/1991
	—	30,230	479,164	—	30,230	479,164	509,394	141,058

Assisted Living Facilities
Rainbow City, AL	—	670	11,330	—	670	11,330	12,000	1,065	10/31/2013
Gilbert, AZ	—	451	3,142	79	451	3,221	3,672	1,443	12/31/1998
Glendale, AZ	—	387	3,823	58	387	3,881	4,268	1,746	12/31/1998
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846	7,765	3,061	12/31/1998

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
Sacramento, CA	—	660	10,840	—	660	10,840		11,500	810	6/1/2014
Bartow, FL	—	225	3,192	—	225	3,192		3,417	589	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167		3,417	588	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428		7,115	3,108	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117		3,424	578	11/30/2010
Greensboro, GA	—	572	4,849	631	672	5,480		6,152	726	9/15/2011
Ames, IA	3,193	360	4,670	—	360	4,670		5,030	470	6/28/2013
Burlington, IA	3,901	200	8,374	—	200	8,374		8,574	844	6/28/2013
Cedar Falls, IA	3,951	260	4,700	30	260	4,730		4,990	484	6/28/2013
Clinton, IA	2,734	133	3,215	60	133	3,275		3,408	572	6/30/2010
Des Moines, IA	—	600	17,406	—	600	17,406	—	18,006	271	6/1/2016
Ft. Dodge, IA	4,008	100	7,208	—	100	7,208		7,308	709	6/28/2013
Iowa City, IA	2,482	297	2,725	33	297	2,758		3,055	550	6/30/2010
Marshalltown, IA	5,714	240	6,208	—	240	6,208		6,448	621	6/28/2013
Muscatine, IA	—	140	1,802	—	140	1,802		1,942	206	6/28/2013
Urbandale, IA	8,113	540	4,292	—	540	4,292		4,832	454	6/28/2013
Caldwell, ID	—	320	9,353	—	320	9,353		9,673	756	3/31/2014
Weiser, ID	—	20	2,433	—	20	2,433		2,453	255	12/21/2012
Aurora, IL	—	1,195	8,547	—	1,196	8,547		9,743	—	Under Const.
Bourbonnais, IL	7,974	170	16,594	—	170	16,594		16,764	1,621	6/28/2013
Crystal Lake, IL	—	220	16,786	—	220	16,786	—	17,006	261	6/1/2016
Moline, IL	3,896	250	5,630	—	250	5,630		5,880	571	6/28/2013
Oswego, IL	—	390	20,918	—	390	20,918	—	21,308	324	6/1/2016
Peoria, IL	4,136	403	4,532	224	403	4,756		5,159	920	10/19/2009
Quincy, IL	6,055	360	12,403	—	360	12,403		12,763	1,211	6/28/2013
Rockford, IL	6,412	390	12,575	—	390	12,575		12,965	1,263	6/28/2013
Springfield, IL	15,386	450	19,355	200	450	19,555		20,005	1,887	6/28/2013
St. Charles, IL	—	820	22,188	—	820	22,188	—	23,008	347	6/1/2016
Tinley Park, IL	—	1,621	11,354	—	1,621	11,354		12,975	165	6/23/2016
Carmel, IN	—	574	7,336	353	574	7,689		8,263	589	11/12/2014
Crawfordsville, IN	2,559	300	3,134	—	300	3,134		3,434	321	6/28/2013
Crown Point, IN	—	791	7,020	227	791	7,247		8,038	814	10/30/2013
Greenwood, IN	—	463	6,810	245	463	7,055		7,518	799	11/7/2013
Lafayette, IN	—	546	4,583	—	546	4,583		5,129	795	6/30/2010

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
Wabash, IN	—	320	2,242	—	320	2,242		2,562	258	6/28/2013
Mission, KS	—	1,901	17,310	636	1,901	17,946		19,847	2,609	9/30/2012
Overland Park, KS	—	2,199	20,026	—	2,199	20,026		22,225	2,994	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456		2,781	448	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344		3,844	641	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698		1,978	307	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627		6,397	964	4/30/2011
Baltimore, MD	—	860	8,078	533	860	8,611		9,471	738	10/31/2013
Battle Creek, MI	3,019	398	3,093	197	398	3,290		3,688	645	10/19/2009
Lansing, MI	6,549	340	7,908	174	340	8,082		8,422	1,581	10/19/2009
Midland, MI	5,704	504	6,612	162	504	6,774		7,278	1,268	10/19/2009
Saginaw, MI	3,756	248	4,212	162	248	4,374		4,622	845	10/19/2009
Champlin, MN	—	980	4,430	—	980	4,430		5,410	908	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800		4,200	761	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510		8,210	1,324	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985		3,580	661	3/10/2010
Charlotte, NC	—	650	17,896	40	650	17,936		18,586	733	7/1/2015
Grand Island, NE	4,396	370	5,029	197	370	5,226		5,596	544	6/28/2013
Lincoln, NE	8,418	380	10,904	—	380	10,904		11,284	1,054	6/28/2013
Omaha, NE (2 facilities)	2,455	1,110	14,612	—	1,110	14,612		15,722	811	Various
Lancaster, OH	—	530	20,530	—	530	20,530		21,060	898	7/31/2015
Marysville, OH	—	1,250	13,950	—	1,250	13,950		15,200	1,483	7/1/2013
Middletown, OH	9,114	940	15,548	—	940	15,548		16,488	981	10/31/2014
McMinnville, OR	—	390	9,183	—	390	9,183		9,573	90	8/31/2016
Milwaukie, OR	—	370	5,283	51	370	5,334		5,704	317	9/30/2014
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128		6,556	646	12/21/2012
Portland, OR	—	500	6,272	—	500	6,272		6,772	248	8/31/2015
Conway, SC	—	344	2,877	94	344	2,971		3,315	1,332	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338		2,664	1,054	3/31/1999
Kingsport, TN	—	354	2,568	66	354	2,634		2,988	1,180	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273		2,464	998	3/31/1999
Fredericksburg, VA	—	1,615	9,271	—	1,615	9,271		10,886	57	9/20/2016
Midlothian, VA	—	1,646	8,635	—	1,646	8,635		10,281	37	10/31/2016
Suffolk, VA	—	1,022	4,189	—	1,022	4,189	—	5,211	—	Under Const.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period						Date
			Buildings &	Subsequent to			Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land		Improvements		Total	Depreciation(B)	Constructed
Beaver Dam, WI	—	210	20,149	—	210		20,149		20,359	2,324	12/21/2012
	123,925	43,227	585,543	4,760	43,328		590,303		633,631	63,533

Independent Living Facilities
Rogers, AR	—	1,470	25,282	—	1,470		25,282		26,752	2,072	12/23/2013
Fort Smith, AR	—	590	22,447	—	590		22,447		23,037	1,836	12/23/2013
Pinole, CA	—	1,020	18,066	—	1,020		18,066		19,086	1,477	12/23/2013
West Covina, CA	—	940	20,280	—	940		20,280		21,220	1,635	12/23/2013
Hemet, CA	—	1,250	12,645	—	1,250		12,645		13,895	1,076	12/23/2013
Fresno, CA	—	420	10,899	—	420		10,899		11,319	940	12/23/2013
Merced, CA	—	350	18,712	—	350		18,712		19,062	1,537	12/23/2013
Roseville, CA	—	630	31,343	—	630		31,343		31,973	2,533	12/23/2013
Modesto, CA	—	1,170	22,673	—	1,170		22,673		23,843	1,829	12/23/2013
Athens, GA	—	910	31,940	—	910		31,940		32,850	2,582	12/23/2013
Columbus, GA	—	570	8,639	—	570		8,639		9,209	756	12/23/2013
Savannah, GA	—	1,200	15,851	—	1,200		15,851		17,051	1,319	12/23/2013
Boise, ID	—	400	12,422	—	400		12,422		12,822	1,035	12/23/2013
Fort Wayne, IN	—	310	12,864	—	310		12,864		13,174	1,102	12/23/2013
Kenner, LA	—	310	24,259	—	310		24,259		24,569	1,946	12/23/2013
St. Charles, MO	—	344	3,181	—	344		3,181		3,525	2,394	10/17/1991
Voorhees, NJ	—	670	23,710	—	670		23,710		24,380	1,906	12/23/2013
Gahanna, OH	—	920	22,919	—	920		22,919		23,839	1,886	12/23/2013
Broken Arrow, OK	—	2,660	18,476	—	2,660		18,476		21,136	1,539	12/23/2013
Newberg, OR	—	1,080	19,187	—	1,080		19,187		20,267	1,588	12/23/2013
Myrtle Beach, SC	—	1,310	26,229	—	1,310		26,229		27,539	2,113	12/23/2013
Greenville, SC	—	560	16,547	—	560		16,547		17,107	1,380	12/23/2013
Johnson City, TN	—	55	4,077	—	55		4,077		4,132	2,780	10/17/1991
Chattanooga, TN	—	9	1,567	—	9		1,567		1,576	1,220	10/17/1991
Bellevue, WA	—	780	18,692	—	780		18,692		19,472	1,520	12/23/2013
Chehalis, WA	—	1,980	7,710	—	1,980	—	7,710	—	9,690	215	1/15/2016
Vancouver, WA (2 facilities)	—	1,740	23,411	—	1,740		23,411		25,151	1,972	12/23/2013
Yakima, WA	—	440	14,185	—	440		14,185		14,625	1,172	12/23/2013
	—	24,088	488,213	—	24,088		488,213		512,301	45,360

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	7,326	1,200	18,126		19,326	1,582	9/28/2012
Maitland, FL	—	2,317	9,161	491	2,317	9,652		11,969	5,824	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286		7,057	3,727	8/6/1996
Nampa, ID	—	243	4,182	—	243	4,182		4,425	2,258	8/13/1996
Indianapolis, IN	—	1,810	24,571	84	1,810	24,655		26,465	1,035	7/1/2015
Roscommon, MI	—	44	6,005	—	44	6,005		6,049	248	8/31/2015
Mt. Airy, NC	—	1,370	7,470	—	1,370	7,470		8,840	444	12/17/2014
McMinnville, OR	—	410	26,667		410	26,667	—	27,077	245
Madison, TN	—	920	21,826	276	920	22,102		23,022	910	7/1/2015
Silverdale, WA	—	1,750	23,860	2,167	1,750	26,027		27,777	3,162	8/16/2012
	—	12,835	138,828	10,344	12,835	149,172		162,007	19,435

Entrance-Fee Communities
Bridgeport, CT	—	4,320	23,494		4,320	23,494	—	27,814	414	6/1/2016
North Branford, CT	—	10,320	17,143		10,320	17,143	—	27,463	293	11/8/2016
Southbury, CT	—	7,724	62,568		7,724	62,568	—	70,292	291	6/1/2016
Fernandina Beach, FL	—	1,430	63,420	—	1,430	63,420		64,850	3,530	12/17/2014
St. Simons Island, GA	—	8,770	38,070	—	8,770	38,070		46,840	2,213	12/17/2014
Winston-Salem, NC	—	8,700	73,920	—	8,700	73,920		82,620	4,137	12/17/2014
Greenville, SC	—	5,850	90,760	—	5,850	90,760		96,610	5,011	12/17/2014
Myrtle Beach, SC	—	3,910	82,140	—	3,910	82,140		86,050	4,646	12/17/2014
Pawleys Island, SC	—	1,480	38,620	—	1,480	38,620		40,100	2,274	12/17/2014
Spartanburg, SC	—	900	49,190	—	900	49,190		50,090	2,804	12/17/2014
	—	53,404	539,325	—	53,404	539,325		592,729	25,613

Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349		3,514	2,318	6/30/1993
Pasadena, TX	—	631	6,341	—	631	6,341		6,972	4,551	1/1/1995
	—	796	9,690	—	796	9,690		10,486	6,869

Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320		12,500	2,095	3/10/2010
Jackson, KY	—	540	10,163	7,899	540	18,062		18,602	6,999	6/12/1992

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2016
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Murfreesboro, TN	—	2,444	17,585	—	2,444	17,585	20,029	1,869	10/1/2012
	—	7,164	36,068	7,899	7,164	43,967	51,131	10,963
Total continuing operations properties	123,925	171,744	2,276,831	23,003	171,845	2,299,834	2,471,679	312,831

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Subsequent to NHC’s transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(D) At December 31, 2016, the tax basis of the Company’s net real estate assets was $2,115,967,000.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014
(in thousands)
	December 31,
	2016	2015	2014
Investment in Real Estate:
Balance at beginning of period	$2,095,866	$1,988,849	$1,422,002
Additions through cash expenditures	394,737	124,113	533,171
Change in property additions in accounts payable	(430)	1,076	(995)
Additions through contingent liabilities	—	(2,250)	3,000
Reclass of note balance into real estate investment	9,753	255	—
Additions through reclassification of deposit	227	—	—
Additions through assumption of debt	—	—	7,858
Tax deferred exchange funds applied to investment in real estate	—	—	23,813
Sale of properties for cash	(27,299)	(13,563)	—
Reclassification to assets held for sale, net	—	(2,614)	—
Balance at end of period	$2,472,854	$2,095,866	$1,988,849

Accumulated Depreciation:
Balance at beginning of period	$259,059	$212,300	$174,262
Addition charged to costs and expenses	59,525	53,123	38,038
Sale of properties	(5,504)	(5,096)	—
Reclassification to assets held for sale	—	(1,268)	—
Balance at end of period	$313,080	$259,059	$212,300

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2016
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Virginia Beach, VA	8.0%	2031	$31,000		3,814	2,628
Lexington, VA	8.0%	2032	$21,000		3,089	1,884
Brookneal, VA	8.0%	2031	$21,000		2,780	1,848
Laurel Fork, VA	8.0%	2030	$20,000		2,672	1,769

Assisted living facilities:
Owatonna, MN	7.5%	2018	$38,000		5,033	3,525
Oviedo, FL	8.25%	2021	Interest Only		10,000	10,000

Construction Loan:
Gurnee, IL	9.0%	2021	Interest Only		2,413	2,413
Issaquah, WA	8.0%	2020	Interest Only		94,500	32,168
Issaquah, WA	6.75%	2025	Interest Only		42,944	42,944

						$99,179	$—

At December 31, 2016, the tax basis of our mortgage loans on real estate was $99,179,000.

See the notes to our consolidated financial statements for more information on our mortgage loan receivables.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014
(in thousands)
	December 31,
	2016	2015	2014
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$101,124	$34,850	$34,926
Additions:
New mortgage loans	66,446	83,411	1,131
Amortization of loan discount and commitment fees	669	336	107
Total Additions	67,115	83,747	1,238

Deductions:
Reclassification of loan commitment fees	—	1,545	—
Collection of principal, less recoveries of previous write-downs	69,060	15,928	1,314
Total Deductions	69,060	17,473	1,314

Balance at end of period	$99,179	$101,124	$34,850